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                                                                      EXHIBIT 11

                           FIRST BELL BANCORP, INC.
          COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
               FOR THE SIX AND THREE MONTHS ENDED JUNE 30, 2000

                   (in thousands, except per share amounts)
                                  (unaudited)

                        Six Months Ended June 30, 2000

                                                   Weighted
                                                   Average     Per
                                           Income   Shares    Share
                                           ------  --------   -----

Income available to common stockholders    $3,886     4,988      --

Unearned ESOP shares                           --      (522)     --

Unearned MRP shares                            --      (211)     --
                                           ------     -----   -----

Basic earnings per share                    3,886     4,255    0.91

Effect of dilutive securities:
 MRP shares                                    --        31      --
 Stock options                                 --       102      --
                                           ------     -----   -----

Diluted earnings per share                 $3,886     4,388   $0.89
                                           ======     =====   =====


                       Three Months Ended June 30, 2000


                                                   Weighted
                                                   Average     Per
                                           Income   Shares    Share
                                           ------  --------   -----

Income available to common stockholders    $1,917     4,871      --

Unearned ESOP shares                           --      (518)     --

Unearned MRP shares                            --      (211)     --
                                           ------     -----   -----

Basic earnings per share                    1,917     4,142    0.46

Effect of dilutive securities:
 MRP shares                                    --        31      --
 Stock options                                 --       114      --
                                           ------     -----   -----

Diluted earnings per share                 $1,917     4,287   $0.45
                                           ======     =====   =====